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                                                                      EXHIBIT 23

PRICEWATERHOUSECOOPERS

                      CONSENT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors
BankBoston Corporation


We consent to the incorporation by reference, in the registration statements of BankBoston Corporation on Form S-3 (Registration Nos. 333-13697, 333-38135, 333-47125, 333-47125-01, 333-47125-02 and 333-67383) and Form S-8 (Registration Nos.
33-1899, 33-11186, 33-64462, 333-00297, 333-07329, 333-09041, 333-12851, 333-
18999, 333-24199, 333-41589 and 333-71867) of our report dated January 21, 1999 on our audits of the consolidated financial statements of BankBoston Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 included in the Corporation's
1998 Annual Report to Stockholders and in Exhibit 13 to the Corporation's 1998 Annual Report on Form 10-K.



                         /s/ PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 5, 1999